Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277465

SUBJECT TO COMPLETION, DATED JUNE 3, 2025

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated February 28, 2024)

Shares

Merus N.V.

Common Shares

We are offering      common shares.

Our common shares are listed on The Nasdaq Global Market under the symbol “MRUS.” On June 2, 2025, the last reported sale price of our common shares on The Nasdaq Global Market was $58.53 per common share.

Investing in our common shares involves a high degree of risk. Please see “Risk Factors” beginning on page S-8 of this prospectus supplement and in the related sections noted in the accompanying prospectus and in the other documents that are incorporated by reference herein and therein for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us, before expenses	$	$

(1)	See “Underwriting” for description of compensation payable to the underwriters.

We have granted the underwriters an option for 30 days from the date of this prospectus supplement to purchase up to an additional      common shares. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $     and the total proceeds to us, before estimated expenses, will be $    .

Delivery of the common shares is expected to occur on or about     , 2025.

Joint Book-Running Managers

Jefferies	BofA Securities	Leerink Partners	Guggenheim Securities	Truist Securities	LifeSci Capital

Lead Manager

Van Lanschot Kempen

Prospectus Supplement dated , 2025

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process, and relates to the offering of our common shares. Before buying any of the common shares that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our common shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement having an earlier date, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “Merus,” “we,” “our,” “us,” the “Company” and “our company” in this prospectus supplement, we mean Merus N.V. and its consolidated subsidiary, unless otherwise specified.

We use our trademarks, ADClonics®, Biclonics®, BIZENGRI®, MeMo®, Multiclonics®, Spleen to Screen®, and Triclonics®, and our logo, in this prospectus supplement and the documents incorporated by reference in this prospectus supplement. This prospectus supplement and the documents incorporated by reference in this prospectus supplement may also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement and the documents incorporated by reference in this prospectus supplement may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our web site address is www.merus.nl. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement or the accompanying base prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, as amended on April 7, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on May 22, 2025 and May 29, 2025; and

•

The description of our Common Shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 11, 2016, including any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference in this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following:

Merus N.V.

Uppsalalaan 17

3584 CT Utrecht

The Netherlands

+31 85 016 2500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common shares. Therefore, you should read this entire prospectus supplement, the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our common shares. You should carefully consider the information set forth under “Risk Factors” beginning on page S-8 of this prospectus supplement and incorporated by reference to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

MERUS N.V.

We are an oncology company developing innovative antibody therapeutics. Our pipeline of full-length human multispecific antibody candidates is generated from our proprietary technology platforms, which are able to generate a diverse array of antibody binding domains, or Fabs, against virtually any target. Our antibody binding domain generally consists of a target-specific heavy chain paired with a common light chain. Multiple binding domains can be combined to produce novel multispecific antibodies that bind to a wide range of targets and display novel and innovative biology. These platforms, referred to as Biclonics® and Triclonics®, allow us to generate large numbers of diverse panels of bispecific and trispecific antibodies (Multiclonics®), respectively, which can then be functionally screened in large-scale cell-based assays to identify those unique molecules that possess novel biology, which we believe are best suited for a given therapeutic application. Further, by binding to multiple targets, Biclonics® and Triclonics® may be designed to provide a variety of mechanisms of action, including simultaneously blocking receptors that drive tumor cell growth and survival and mobilizing the patient’s immune response by engaging T cells, and/or activating various killer cells to eradicate tumors. Our Multiclonics® are compatible with a range of linkers and payloads to generate antibody-drug conjugates (ADClonics®) capable of binding two or three different targets with the potential for improved binding selectivity, internalization and cancer cell killing activity.

Our technology platforms employ an assortment of patented technologies and techniques to generate human antibodies. We utilize our patented MeMo® mouse to produce a host of antibodies with diverse heavy chains and a common light chain that are capable of binding to virtually any antigen target. We use our patented heavy chain and CH3 domain dimerization technology to generate substantially pure bispecific and trispecific antibodies. We employ our patented Spleen to Screen® technology to efficiently screen panels of diverse heavy chains, designed to allow us to rapidly identify Biclonics® and Triclonics® therapeutic candidates with differentiated modes of action for pre-clinical and clinical testing.

Using our Biclonics® platform we have produced, and are currently developing, the following candidates: Petosemtamab (MCLA-158) for the potential treatment of solid tumors and MCLA-129, for the potential treatment of lung and other solid tumors. The United States Food and Drug Administration (FDA) granted accelerated approval to BIZENGRI® (zenocutuzumab-zbco), the first and only treatment indicated for adults with either pancreatic adenocarcinoma or non–small cell lung cancer (NSCLC) that are advanced unresectable or metastatic and harbors a neuregulin 1 (NRG1) gene fusion who have disease progression on or after prior systemic therapy. Furthermore, we have a pipeline of proprietary antibody candidates in pre-clinical development and intend to further leverage our Biclonics® and Triclonics® technology platforms to identify multispecific antibody candidates and advance them into clinical development.

Recent Developments

On May 22, 2025, we announced interim clinical data as of a February 27, 2025 data cutoff from the ongoing phase 2 trial of the bispecific antibody petosemtamab in combination with pembrolizumab.

•	45 patients were treated

•

The efficacy evaluable population consisted of 43 patients who were treated (with one or more doses) as of the data cutoff date and either ≥1 post-baseline tumor assessment, or discontinued early due to disease progression or death.

•	Median follow up of 14.3 months for the 45 patients

•	In 43 evaluable patients:

•

Confirmed overall response rate: 63% (27/43, 95% CI: 49-75), including 6 complete responses, 21 partial responses by Response Evaluation Criteria in Solid Tumors v1.1. per investigator assessment, including:

○	4 of 8 patients with HPV associated cancer responded

○	Responses observed across PD-L1 levels (CPS 1-19: 47% [8/17]; CPS > 20: 73% [19/26])

•	Median progression-free survival was 9 months (95% CI: 5.2-12.9)

•	Median duration of response and median overall survival (“OS”) were not reached

•	79% overall survival rate at 12-months (30/43 censored)

•	At the time of data cutoff, 14 patients, each of whom are responders, remained on treatment

•	In 45 patients the combination was generally well tolerated and no significant overlapping toxicities with pembrolizumab were observed

•	Treatment-emergent adverse events (“TEAEs”) were reported in 45 pts

•	G≥3 TEAEs occurred in 27 (60%) patients, including 20 (44%) patients who experienced treatment-related TEAEs

•	Infusion-related reactions (composite term) were reported in 38% of patients (all Gs) and 7% (G3), no G4 or 5, mainly occurred during the first infusion and were resolved

We expect to potentially share top line interim readout results of one or both phase 3 trials in 2026.

Corporate Information

We filed our articles of association with the Dutch Trade Register on June 16, 2003, as lastly amended on July 29, 2024.

Our principal executive offices are located at Uppsalalaan 17, 3584 CT Utrecht, The Netherlands. Our telephone number at the Utrecht address is +31 85 016 2500.

THE OFFERING

Common shares to be offered by us	common shares.

Common shares to be outstanding immediately following this offering	shares (or if the underwriters exercise their option to purchase additional common shares in full).

Option to purchase additional shares from us	We have granted the underwriters an option for 30 days from the date of this prospectus supplement to purchase up to an additional common shares from us.

Use of Proceeds	We currently intend to use the net proceeds of this offering, together with our existing cash, cash equivalents and marketable securities, to advance the clinical development of our product candidates, for preclinical research and technology development and for working capital and general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk Factors	Investing in our common shares involves significant risks. You should read the “Risk Factors” section beginning on page S-8 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our common shares.

The Nasdaq Global Market symbol	“MRUS”

The number of our common shares to be outstanding after this offering is based on 69,175,766 common shares outstanding as of March 31, 2025 and excludes:

•	4,459,902 common shares issuable upon the exercise of share options outstanding as of March 31, 2025, with a weighted-average exercise price of $22.88 per share; and

•	811,021 common shares reserved for future issuance under our 2016 Incentive Award Plan, or the 2016 Plan, as of March 31, 2025.

Unless otherwise indicated, this prospectus supplement reflects and assumes the following:

•	no exercise of the outstanding options described above;

•	no vesting of the outstanding restricted share units described above; and

•	no exercise by the underwriters of their option to purchase additional common shares.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying base prospectus involves risks. You should carefully consider the risk factors described below and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, incorporated by reference in this prospectus supplement, any amendment or update thereto reflected in subsequent filings with the SEC, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to this Offering

If you purchase our common shares sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your common shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The price per share of our common shares being offered may be higher than the net tangible book value per share of our outstanding common shares prior to this offering. The sale of      common shares after deducting underwriting commissions and discounts and estimated offering expenses payable by us will result in new investors in this offering incurring immediate dilution of $     per common share as of March 31, 2025. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding share options are exercised or restricted share units vest, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional common shares or securities convertible or exchangeable for our common shares, our then existing shareholders may experience dilution and the new securities may have rights senior to those of our common shares offered in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds of this offering to advance the clinical development of our product candidates, for preclinical research and technology development and for working capital and general corporate purposes. See the section entitled “Use of Proceeds” on page S-10 of this prospectus supplement. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest- bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.

The market price of our common shares may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on The Nasdaq Global Market.

Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our common shares and sales of substantial amounts of our common shares in the market, in each case being unrelated or disproportionate to changes in our operating performance. Concerns over global stability, as well as political and economic conditions in the United States and abroad, have contributed to the extreme volatility of the markets, which may have an effect on the market price of our common shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering may contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus, including, without limitation, statements regarding our plans to develop and commercialize our product candidates, the timing of our ongoing or planned clinical trials, the planned announcement of data from our clinical trials and related timing, the timing of and our ability to obtain and maintain regulatory approvals, potential impact of any economic conditions and the global geopolitical landscape, including global instability due to the United States political environment, disruptions and extreme volatility in the global economy, including rising inflation and interest rates, declines in economic growth, and the ongoing conflicts in Europe and the Middle East on our business and operations, the clinical utility and commercial potential of our product candidates, our commercialization, marketing and manufacturing capabilities and strategy, our expectations surrounding our collaborations and licenses, and related timelines, our expectations about the willingness of healthcare professionals to use our product candidates, the sufficiency of our cash, cash equivalents and investments, and the plans and objectives of management for future operations and capital expenditures, and our use of proceeds from this offering are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus are only predictions. We have based these forward- looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the respective dates of this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus, as applicable, and are subject to a number of risks, uncertainties and assumptions, including those described under “Risk Factors” and elsewhere in this prospectus supplement and documents incorporated by reference herein. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus, whether as a result of any new information, future events, changed circumstances or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $    million (or approximately $    million if the underwriters exercise their option to purchase additional common shares in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering, together with our existing cash, cash equivalents and marketable securities, to advance the clinical development of our product candidates, for preclinical research and technology development and for working capital and general corporate purposes.

We believe that our cash, cash equivalents and marketable securities, together with the net proceeds from this offering, will fund our operations    . We have not determined the amounts we plan to spend in any of the areas identified above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds to us from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. We reserve the right to change the use of these proceeds as a result of certain contingencies such as competitive developments, the results of our commercialization efforts, acquisition and investment opportunities and other factors.

Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common shares, and we do not anticipate paying any cash dividends on our common shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

DILUTION

If you invest in our common shares, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common shares immediately after this offering. Our net tangible book value of our common shares as of March 31, 2025 was 594.4 million, or $8.59 per common share based upon 69,175,766 shares outstanding as of March 31, 2025. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2025.

After giving effect to the sale of      common shares in this offering after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been $    million, or $    per common share. This represents an immediate increase in net tangible book value of $     per common share to our existing holders and an immediate decrease in net tangible book value of $     per common share to new investors in this offering.

Dilution per common share to new investors is determined by subtracting as-adjusted net tangible book value per common share after giving effect to this offering from the public offering price per common share paid by new investors. The following table illustrates this dilution on a per common share basis.

Assumed public offering price per share		$
Net tangible book value per share as of March 31, 2025	$8.59
Increase in net tangible book value per share attributable to the offering

As adjusted net tangible book value per share after giving effect to the offering

Dilution per share to new investors participating in the offering		$

The foregoing tables and calculations are based on 69,175,766 common shares outstanding as of March 31, 2025 and excludes:

•	4,459,902 common shares issuable upon the exercise of share options outstanding as of March 31, 2025, with a weighted-average exercise price of $22.88 per share; and

•	811,021 common shares reserved for future issuance under the 2016 Plan as of March 31, 2025.

The foregoing table does not give effect to the exercise of any outstanding options or the vesting of any outstanding restricted share units. To the extent options are exercised, there may be further dilution to new investors.

TAXATION

CERTAIN MATERIAL TAX CONSIDERATIONS FOR U.S. HOLDERS

The following discussion is a summary of certain material U.S. federal income tax consequences to U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common shares issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder, or the Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common shares.

This discussion applies only to a U.S. Holder that holds our common shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion does not address all U.S. federal income tax consequences that may be relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, the alternative minimum tax and the special tax accounting rules under Section 451(b) of the Code. In addition, it does not address tax consequences relevant to U.S. Holders subject to special rules, including, without limitation:

•	certain financial institutions;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•

persons holding our common shares as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to our common shares;

•	brokers, dealers or traders in securities, commodities or currencies;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	tax exempt entities, including “individual retirement accounts” and “Roth IRAs”, or government organizations;

•	S corporations or entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies or real estate investment trusts;

•	persons who acquired our common shares pursuant to the exercise of an employee stock option or otherwise as compensation;

•	persons that own or are deemed to own ten percent or more of our shares by vote or value; and

•	persons holding our common shares in connection with a trade or business, permanent establishment, or fixed base outside the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common shares, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON SHARES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of our common shares and is:

(1)	an individual who is a citizen or resident of the United States;

(2)	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(3)	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

(4)

a trust that (a) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

U.S. Holders are encouraged to consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of our common shares in their particular circumstances.

Taxation of Distributions

Subject to the discussion below under “Passive Foreign Investment Company,” distributions paid on our common shares, other than certain pro rata distributions of our common shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not calculate our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect that any distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income.” However, the qualified dividend income treatment generally will not apply if we are treated as a passive foreign investment company, or a PFIC, with respect to the U.S. Holder in the taxable year of the distribution or the preceding taxable year. The amount of a dividend will include any amounts withheld by us in respect of Dutch income taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of our common shares or rights to acquire our common shares) will be the fair market value of such property on the date of distribution.

Dividends will generally constitute foreign source income for foreign tax credit limitation purposes. Any tax withheld with respect to distributions on our common shares may, subject to a number of complex limitations, be claimed as a foreign tax credit against such U.S. Holder’s U.S. federal income tax liability or may be claimed as a deduction for U.S. federal income tax purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our common shares generally will constitute “passive category income.” Recently issued Treasury Regulations may further restrict the availability of any such credit based on the nature of the withholding tax imposed by the foreign jurisdiction, though under current IRS guidance taxpayers generally may elect to determine the creditability of foreign taxes without regard to such restrictions for taxable years ending prior to the year further guidance is issued. The rules with respect to the foreign tax credit are complex and may depend upon a U.S. Holder’s particular circumstances. You should consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

Sale or Other Taxable Disposition of Our Common Shares

Subject to the discussion below under “Passive Foreign Investment Company,” gain or loss realized on the sale or other taxable disposition of our common shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held our common shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s amount realized on the disposition and tax basis in the common shares disposed of, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if our common shares are treated as traded on an “established securities market” and the U.S. Holder is either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), such holder will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If a U.S. Holder is an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, such holder will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

Passive Foreign Investment Company

Based on the value of our assets, including goodwill, and composition of our income, assets and operations for the taxable year ended December 31, 2024, we do not believe we were a PFIC for U.S. federal income tax purposes for that taxable year. This is a factual determination, however, that depends on, among other things, the composition of our income and assets, the market value of our shares, and the market value of our assets and the assets of our subsidiaries from time to time, and thus the determination for any year can only be made annually after the close of such taxable year. There can be no assurance that we were not a PFIC for any previous taxable year (including our taxable year ended December 31, 2024), or that we will not be a PFIC for the current taxable year or any future taxable year. In addition, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure U.S. Holders that the IRS will not take a contrary position with respect to any taxable year. A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

•	at least 75% of its gross income is passive income; or

•	at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income.

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the equity.

A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change. In particular, the total value of our assets for purposes of the asset test generally will be calculated using the market price of our common shares, which may fluctuate considerably. Fluctuations in the market price of our common shares may result in our being a PFIC for any taxable year. In addition, the composition of our income and assets is affected by how, and how quickly, we spend the cash we raise in any offering, including the proceeds from this offering.

If we are classified as a PFIC for any year with respect to which a U.S. Holder owns our common shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns such common shares, regardless of whether we continue to meet the tests described above, unless (1) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election or “deemed distribution” election under the PFIC rules, or (2) the U.S. Holder makes a QEF election (as defined below) with respect to taxable years in which we are a PFIC.

If we are a PFIC for any taxable year, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” that they receive and any gain they realize from a sale or other disposition (including a pledge) of our common shares. Distributions U.S. Holders receive in a taxable year that are greater than 125% of the average annual distributions they received during the shorter of the three preceding taxable years or their holding period for our common shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over their holding period for our common shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of our common shares cannot be treated as capital, even if U.S. Holders hold our common shares as capital assets.

Certain elections may be available that would result in alternative treatments. U.S. Holders can avoid the interest charge on excess distributions or gain relating to our common shares by making a mark to market election with respect to our common shares, provided that our common shares are “marketable.” Our common shares will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. The adverse consequences of owning stock in a PFIC could also be mitigated if a U.S. Holder makes a valid “qualified electing fund” election, or QEF election, which, among other things, would require a U.S. Holder to include currently in income its pro rata share of the PFIC’s net capital gain and ordinary earnings, based on earnings and profits as determined for U.S. federal income tax purposes. However, a U.S. Holder can only make a QEF election with respect to stock in a PFIC if such PFIC agrees to furnish such U.S. Holder with certain tax information annually. We cannot provide any assurances that we will furnish to any U.S. Holder information that may be necessary to comply with the aforementioned reporting and tax payment obligations. If we are treated as a PFIC with respect to a U.S. Holder for any taxable year, such U.S. Holder will be deemed to own shares in any of our subsidiaries that are also PFICs. However, an election for mark-to-market treatment would likely not be available with respect to any such subsidiaries.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period.

If we are or become a PFIC, U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to the ownership and disposition of our common shares and the potential availability of a mark to market election or QEF election.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under proposed regulations, certain entities) may be required to report information relating to our common shares, subject to certain exceptions (including an exception for our common shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders who fail to timely furnish the required information may be subject to a penalty and, in such circumstances, the statute of limitations for assessment of tax could be suspended, in whole or in part. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of our common shares.

CERTAIN MATERIAL DUTCH TAX CONSIDERATIONS

Scope of Discussion

This section only outlines certain material Dutch tax consequences of the acquisition, holding and disposal of the common shares. This section does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of common shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this section should be treated with corresponding caution.

This section is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates, tax brackets and deemed returns applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change may invalidate the contents of this section, which will not be updated to reflect such change. This summary does not take into account any legislative proposals or draft bills that have not yet been enacted into law as of the date hereof. Where this section refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.

This section is intended as general information only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, holding and disposal of the common shares. Holders or prospective holders of common shares should consult their own tax advisor regarding the Dutch tax consequences relating to the acquisition, holding and disposal of common shares in light of their particular circumstances.

This section does not describe any Dutch tax considerations or consequences arising from the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024; the Dutch implementation of Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the European Union) which may be relevant for a particular holder.

Please note that this section does not describe the Dutch tax consequences for:

(i) a holder of common shares if such holder has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder is considered to hold a substantial interest in us, if such holder alone or, in the case of an individual, together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of us or of 5% or more of the issued and outstanding capital of a certain class of shares; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights that relate to 5% or more of our annual profits or to 5% or more of our liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in us has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(ii) a holder of common shares if the common shares held by such holder qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding of, or right to acquire, 5% or more in our nominal paid-up share capital qualifies as a participation. A holder may also have a participation if (a) such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or (b) we are a related entity (statutorily defined term);

(iii) a holder of common shares which is or who is entitled to the dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any income (opbrengst) derived from the common shares (as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting). Generally, a holder of common shares may be entitled or required to apply, subject to certain other requirements, the dividend withholding tax exemption if it is an entity and holds an interest of 5% or more in our nominal paid-up share capital;

(iv) pension funds, investment institutions (fiscale beleggingsinstellingen) and tax exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax, entities that have a function comparable to an investment institution or a tax exempt investment institution, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands has agreed to exchange information in line with international standards;

(v) a holder of common shares if such holder is an individual for whom the common shares or any benefit derived from the common shares is a remuneration or deemed to be a remuneration for (employment) activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001); and

(vi) a holder of restricted share units or share options.

Dividend withholding tax

Dividends distributed by us are generally subject to Dutch dividend withholding tax at a rate of 15%. Generally, we are responsible for the withholding of such dividend withholding tax at source; the Dutch dividend withholding tax is for the account of the holder of common shares.

The expression “dividends distributed” includes, but is not limited to:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

•

liquidation proceeds, proceeds from the redemption of common shares, or proceeds from the repurchase of common shares (other than as temporary portfolio investment; tijdelijke belegging) by us or one of our subsidiaries or other affiliated entities, in each case to the extent such proceeds exceed the average paid-in capital of those common shares as recognized for Dutch dividend withholding tax purposes;

•

an amount equal to the par value of the common shares issued or an increase of the par value of the common shares, to the extent that no related contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

•

partial repayment of the paid-in capital recognized for Dutch dividend withholding tax purposes, if and to the extent that we have “net profits” (zuivere winst), unless (i) our general meeting of shareholders has resolved in advance to make such repayment and (ii) the par value of the common shares concerned has been reduced by an equal amount by way of an amendment to our articles of association. The term “net profits” includes anticipated profits that have yet to be realized.

Corporate legal entities that are resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (“Dutch Resident Entities”) generally are entitled to an exemption from, or a credit for, any Dutch dividend withholding tax against their Dutch corporate income tax liability. The credit in any given year is, however, limited to the amount of Dutch corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount. Individuals who are resident or deemed to be resident of the Netherlands for Dutch personal income tax purposes (“Dutch Resident Individuals”) generally are entitled to a credit for any Dutch dividend withholding tax against their Dutch personal income tax liability and to a refund of any residual Dutch dividend withholding tax. The above generally also applies to holders of common shares that are neither resident nor deemed to be resident of the Netherlands (“Non-Resident Holders”) if the common shares are attributable to a Dutch permanent establishment of such Non-Resident Holder.

A holder of common shares resident of a country other than the Netherlands may, depending on such holder’s specific circumstances, be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax under Dutch domestic tax law, EU law, or treaties for the avoidance of double taxation in effect between the Netherlands and such other country.

Dividend stripping

According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax will be granted if the recipient of the dividends we paid is not considered the beneficial owner (uiteindelijk gerechtigde; as described in the Dutch Dividend Withholding Tax Act 1965) of those dividends. This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention. The burden of proof with respect to beneficial ownership of dividends distributed by the Company rests on the Dutch tax authorities. If, however, a shareholder would receive dividends, including dividends on the Ordinary Shares, in a calendar year in respect of which an aggregate amount of EUR 1,000 in Dutch dividend withholding tax would otherwise be due based on the rate of 15%, the burden of proof with respect to beneficial ownership of such dividends lies with the shareholder. Furthermore, for shares traded on a regulated market, including the Ordinary Shares, it has been codified that the record date is used when determining the person who is entitled to the dividend.

Conditional withholding tax on dividends

In addition to the regular Dutch dividend withholding tax as described above, a Dutch conditional withholding tax will be imposed on dividends distributed by us to a Related Entity (as defined below), if such Related Entity:

(i) is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

(ii) has a permanent establishment located in a Listed Jurisdiction to which the common shares are attributable; or

(iii) holds the common shares with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

(iv) is not considered to be the beneficial owner of the common shares in its jurisdiction of residence because such jurisdiction treats another entity as the beneficial owner of the common shares (a hybrid mismatch); or

(v) is not resident in any jurisdiction (also a hybrid mismatch); or

(vi) is a reverse hybrid (within the meaning of Article 2(11) of the Dutch Corporate Income Tax Act 1969), if and to the extent (x) there is a participant in the reverse hybrid holding a Qualifying Interest in the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by us without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

For purposes of this section:

•	“Related Entity” means an entity (i) that has a Qualifying Interest in us or (ii) in which a third party has a Qualifying Interest if such third party also has a Qualifying Interest in us.

•

“Qualifying Interest” means a direct or indirectly held interest – either by an entity individually or, if an entity is part of a Qualifying Unity, jointly – that enables such entity or such Qualifying Unity to exercise a definitive influence over another entity’s decisions and allows it to determine that other entity’s activities (as interpreted by the European Court of Justice in case law on the right of freedom of establishment (vrijheid van vestiging)).

•

“Qualifying Unity” means entities acting together with the main purpose or one of the main purposes of avoiding Dutch conditional withholding tax at the level of any of those entities (kwalificerende eenheid).

The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (2025: 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (2025: 25.8%).

Taxes on income and capital gains

Dutch Resident Entities

Generally, if the holder of common shares is a Dutch Resident Entity, any income derived or deemed to be derived from the common shares or any capital gains realized on the disposal or deemed disposal of the common shares is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2025).

Dutch Resident Individuals

If the holder of common shares is a Dutch Resident Individual, any income derived or deemed to be derived from the common shares or any capital gains realized on the disposal or deemed disposal of the common shares is subject to Dutch personal income tax at the progressive rates (with a maximum of 49.5% in 2025), if:

(i) the common shares are attributable to an enterprise from which the holder of common shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

(ii) the holder of common shares is considered to perform activities with respect to the common shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the common shares that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

Taxation of savings and investments

If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, the common shares will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). Actual income or capital gains realized in respect of the common shares are in principle not subject to Dutch income tax.

The Dutch Resident Individual’s assets and liabilities taxed under this regime, including the common shares, are allocated over the following three categories: (a) bank savings (banktegoeden), (b) other investments (overige bezittingen), including the common shares, and (c) liabilities (schulden). The taxable benefit for the year (voordeel uit sparen en beleggen) is equal to the product of (x) the total deemed return divided by the sum of bank savings, other investments and liabilities and (y) the sum of bank savings, other investments and liabilities minus the statutory threshold, and is taxed at a flat rate of 36% (rate for 2025).

The deemed return applicable to other investments, including the common shares, is set at 5.88% for the calendar year 2025. Transactions in the three-month period before and after January 1 of the relevant calendar year implemented to arbitrate between the deemed return percentages applicable to bank savings, other investments and liabilities will for this purpose be ignored if the holder of common shares cannot sufficiently demonstrate that such transactions are implemented for other than tax reasons.

On June 6 and 14, 2024, the Dutch Supreme Court (Hoge Raad) ruled that the current Dutch income tax regime for savings and investments in certain specific circumstances contravenes with Section 1 of the First Protocol to the European Convention on Human Rights in combination with Section 14 of the European Convention on Human Rights (the “Rulings”). This is, in short, the case in the event the deemed return on the investment assets exceeds the actual return realized in respect thereof (calculated in line with the rules set out in the Rulings and successfully demonstrated by the taxpayer). Holders of common shares are advised to consult their own tax advisor to ensure that the tax in respect of the common shares is levied in accordance with the applicable Dutch tax rules at the relevant time.

Non-residents of the Netherlands

A holder of common shares that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch income tax in respect of income derived or deemed to be derived from the common shares or in respect of capital gains realized on the disposal or deemed disposal of the common shares, provided that:

(i) such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969, as applicable) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the common shares are attributable; and

(ii) in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the common shares that go beyond ordinary asset management and does not otherwise derive benefits from the common shares that are taxable as benefits from miscellaneous activities in the Netherlands.

Gift and inheritance taxes

Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of common shares by way of a gift by, or on the death of, a holder of common shares who is resident or deemed resident of the Netherlands at the time of the gift or such holder’s death.

Non-residents of the Netherlands

No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of common shares by way of a gift by, or on the death of, a holder of common share who is neither resident nor deemed to be resident of the Netherlands, unless:

(i) in the case of a gift of a common share by an individual who at the date of the gift was neither resident nor deemed to be resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands; or

(ii) in the case of a gift of a common share is made under a condition precedent, the holder of common shares is resident or is deemed to be resident of the Netherlands at the time the condition is fulfilled; or

(iii) the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the ten years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Value added tax (VAT)

No Dutch VAT will be payable by a holder of common shares in respect of any payment in consideration for the holding or disposal of the common shares.

Real Property Transfer Tax

Under circumstances, the common shares could, for the purposes of Dutch real property transfer tax (overdrachtsbelasting), be treated as real property (fictieve onroerende zaken) located in the Netherlands, in which case this tax could be payable upon acquisition of common shares.

The common shares will generally not be treated as real property if at the time of, or at any time during the twelve months preceding, the acquisition of the common shares:

(i)	our assets do not and did not include real property situated in the Netherlands; or

(ii)

our assets only include and included real property, situated either in or outside the Netherlands, that we do not and did not hold, and currently do not intend to hold, predominantly as a financial investment.

Real property as referred to under (i) and (ii) above includes legal ownership and more limited legal rights over the property (rights in rem) (zakelijke rechten) as well as contractual rights that give us economic exposure to the value of such real property, and certain participations or interests in entities that are treated as real property.

Our assets do not include and have not included real property situated in the Netherlands as described above.

Consequently, no Dutch real property transfer tax becomes payable upon an acquisition of the common shares.

Stamp Duties

No Dutch documentation taxes (commonly referred to as stamp duties) will be payable by a holder of common shares in respect of any payment in consideration for the holding or disposal of the common shares.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement among us and Jefferies LLC, BofA Securities, Inc., Leerink Partners LLC, Guggenheim Securities, LLC and Truist Securities, Inc. as representatives of the underwriters named below and joint book-running managers of this offering, with LifeSci Capital LLC also acting as a joint book-running manager for this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of common shares shown opposite its name below:

UNDERWRITER	NUMBER OF SHARES
Jefferies LLC
BofA Securities, Inc.
Leerink Partners LLC
Guggenheim Securities, LLC
Truist Securities, Inc.
LifeSci Capital LLC
Van Lanschot Kempen (USA) Inc.

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the common shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common shares, that you will be able to sell any of the common shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common shares subject to their acceptance of the common shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

Commission and Expenses

The underwriters have advised us that they propose to offer the common shares to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $     per common share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $     per common share to certain brokers and dealers. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	PER SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $ . Certain expenses payable by us in connection with this offering will be reimbursed by the underwriters.

Listing

Our common shares are listed on The Nasdaq Global Market under “MRUS.”

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of $ of shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We have agreed that, subject to certain specified exceptions, we will not offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or any of our affiliates), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other common shares or any securities convertible into, or exercisable, or exchangeable for, common shares, or effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding common shares; or publicly announce an intention to effect any such transaction, in each case without the prior written consent of Jefferies LLC, BofA Securities, Inc. and Leerink Partners LLC for a period through and including the date that is 45 days after the date of this prospectus supplement.

Our directors, executive officers and certain of our securityholders have entered into lock-up agreements with the underwriters, pursuant to which each of these persons or entities, subject to certain specified exceptions, agree that they will not, offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such securityholder or any affiliate of such securityholder), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any of our common shares or any securities convertible into, or exercisable or exchangeable for such common shares, which are owned by such securityholder or may be deemed to be beneficially owned by such securityholder in accordance with the rules and regulations promulgated under the Securities Act or publicly announce an intention to effect any such transaction, in each case without the prior written consent of Jefferies LLC, BofA Securities, Inc. and Leerink Partners LLC for a period through and including the date that is 45 days after the date of this prospectus supplement

The restrictions described above terminate after the close of trading of our common shares on and including the 45th day after the date of this prospectus supplement.

Jefferies LLC, BofA Securities, Inc. and Leerink Partners LLC may, in their discretion and at any time or from time to time before the termination of the 45-day lock-up period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our securityholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional common shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional common shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional common shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of common shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the common shares. A syndicate covering transaction is the bid for or the purchase of common shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/ or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

On February 28, 2024 we entered into an Open Market Sale AgreementSM, or the sale agreement, with Jefferies LLC, pursuant to which we may issue and sell our common shares, having an aggregate offering price of up to $300.0 million, from time to time through an “at the market” equity offering program under which Jefferies LLC acts as sales agent. As of the date of this prospectus supplement, we have not sold any shares pursuant to the sale agreement.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no common shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that common shares may be offered to the public in that Relevant State at any time:

•	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of common shares shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. Each person who initially acquires any common shares or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and each of the underwriters that it is a “qualified investor” within the meaning of Article 2 of the Prospectus Regulation.

In the case of any common shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, warranted, acknowledged and agreed that the common shares acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any common shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression “offer to the public” in relation to the common shares in any Relevant State means the communication in any form and by means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No common shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the common shares which has been approved by the Financial Conduct Authority in the United Kingdom, except that common shares may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of common shares shall require us or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. Each person in the United Kingdom who initially acquires any common shares or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and each of the underwriters that it is a “qualified investor” within the meaning of the UK Prospectus Regulation.

In the case of any common shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, warranted, acknowledged and agreed that the common shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the common shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in the matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order and/or (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, this document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Canada

(A) Resale Restrictions

The distribution of shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus supplement with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus supplement qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or Section 73 3(1) of the Securities Act (Ontario) as applicable,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that the representatives are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (FIEL), and the underwriters will not offer or sell any common shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the common shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

(A) You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

(B) You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

LEGAL MATTERS

The validity of our common shares offered hereby and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. with its address at Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands. Certain matters of U.S. federal law will be passed upon for us by Latham & Watkins LLP. Cooley LLP, New York, New York is acting as counsel to the underwriters in connection with the offering.

EXPERTS

The consolidated financial statements of Merus N.V. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Merus N.V.

Common Shares

Debt Securities

Warrants

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common shares are listed on the Nasdaq Global Market under the symbol “MRUS.” On February 23, 2024, the last reported sale price of our common shares on the Nasdaq Global Market was $47.45 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Merus,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Merus N.V. and its consolidated subsidiary, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We use our trademarks, Biclonics®, MeMo®, Spleen to Screen® and Triclonics®, and our logo, in this prospectus and the documents incorporated by reference in this prospectus. This prospectus and the documents incorporated by reference in this prospectus may also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus and the documents incorporated by reference in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering may contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “forecast,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus include without limitation statements regarding our plans to develop and commercialize our product candidates, the timing of our ongoing or planned clinical trials, the timing of and our ability to obtain and maintain regulatory approvals, our intellectual property rights and the ability to enforce those rights, the clinical utility of our product candidates, our commercialization, marketing and manufacturing capabilities and strategy, our expectations surrounding our collaborations, our expectations about the willingness of healthcare professionals to use our product candidates, the sufficiency of our cash, cash equivalents and investments, and the plans and objectives of management for future operations and capital expenditures.

The forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus, as applicable, and are subject to a number of known and unknown risks, uncertainties, assumptions and other important factors, including those described under “Risk Factors” and elsewhere in this prospectus supplement.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. We intend the forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.merus.nl. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than any information therein furnished to, rather than filed with, the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023.

•

The description of our common shares contained in our registration statement on Form 8-A, dated May 11, 2016, filed with the SEC on May 11, 2016 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Merus N.V.

Uppsalalaan 17

3584 CT Utrecht

The Netherlands

+31 85 016 2500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a clinical-stage oncology company developing innovative antibody therapeutics. Our pipeline of full-length, human, multispecific antibody candidates is generated from our proprietary technology platforms, which are able to generate a diverse array of antibody binding domains, or Fabs, against virtually any target. Our antibody binding domain generally consists of a target-specific heavy chain paired with a common light chain. Multiple binding domains can be combined to produce novel multispecific antibodies that bind to a wide range of targets and display novel and innovative biology. These platforms, referred to as Biclonics® and Triclonics®, allow us to generate large numbers of diverse panels of bispecific and trispecific antibodies, respectively, which can then be functionally screened in large-scale cell-based assays to identify those unique molecules that possess novel biology, which we believe are best suited for a given therapeutic application. Further, by binding to multiple targets, Biclonics® and Triclonics® may be designed to provide a variety of mechanisms of action, including simultaneously blocking receptors that drive tumor cell growth and survival and mobilizing the patient’s immune response by engaging T cells, and/or activating various killer cells to eradicate tumors.

Our technology platforms employ an assortment of patented technologies and techniques to generate human antibodies. We utilize our patented MeMo® mouse to produce a host of antibodies with diverse heavy chains and a common light chain that are capable of binding to virtually any antigen target. We use our patented heavy chain and CH3 domain dimerization technology to generate substantially pure bispecific and trispecific antibodies. We also employ our patented Spleen to Screen® technology to efficiently screen panels of diverse heavy chains, designed to allow us to more rapidly identify Biclonics® and Triclonics® therapeutic candidates with differentiated modes of action for pre-clinical and clinical testing.

Using our Biclonics® platform we have produced, and are currently developing, the following candidates: MCLA-158 (petosemtamab) for the potential treatment of solid tumors; MCLA-128 (zenocutuzumab or Zeno) for the potential treatment of solid tumors that harbor Neuregulin 1 (NRG1) gene fusions; MCLA-129, for the potential treatment of lung and other solid tumors; and MCLA-145 for the potential treatment of solid tumors. Furthermore, we have a pipeline of proprietary antibody candidates in pre-clinical development and intend to further leverage our Biclonics® and Triclonics® technology platforms to identify multiple additional antibody candidates and advance them to clinical development.

We filed our articles of association with the Dutch Trade Register on June 16, 2003, as amended on May 28, 2021.

Our principal executive offices are located at Uppsalalaan 17 3584 CT Utrecht, the Netherlands, and our telephone number is +31 85 016 2500.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following description of our share capital, certain material provisions of our articles of association and relevant provisions of Dutch law is not complete and may not contain all the information you should consider before investing in our share capital. This description is summarized from, and qualified in its entirety by reference to, our articles of association, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

General

We were incorporated on June 16, 2003 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. In connection with the initial public offering of our common shares, we converted into a Dutch public company with limited liability (naamloze vennootschap).

We are registered with the Dutch Trade Register (handelsregister) under number 30189136. Our corporate seat is in Utrecht, the Netherlands, and our registered office is Uppsalalaan 17, 3584 CT Utrecht, the Netherlands.

Share Capital

Common Shares

As of December 31, 2023, our authorized share capital is €12,150,000, comprised of 67,500,000 common shares and 67,500,000 preferred shares, nominal value €0.09 per share.

Preferred Shares

On May 24, 2016, we entered into a call option agreement (the “call option agreement”) with an independent foundation (stichting) under Dutch law called Stichting Continuïteit Merus (the “Protective Foundation”) which agreement was most recently amended on August 27, 2018, pursuant to which the Protective Foundation would be allowed to acquire a number of preferred shares, which number is equal to the lesser of the following numbers: (i) the total number of shares (of whichever class) of our issued capital held by third parties immediately prior to the issuance of such preferred shares less the number of preferred shares already held by the Protective Foundation at that time (if any) and less one; or (ii) the maximum number of preferred shares that may be issued under our authorized capital as included in the articles of association, without approval by our general meeting of shareholders or our board of directors. There are no preferred shares outstanding and we have no present plans to issue any preferred shares other than pursuant to an exercise by the Protective Foundation of its rights under the call option agreement.

Articles of Association

Set forth below is a summary of relevant information concerning our share capital and material provisions of our articles of association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.

Amendment of Articles of Association

The general meeting of shareholders can only resolve to amend the articles of association at the proposal of the board of directors. A resolution by the general meeting of shareholders to amend the articles of association requires a simple majority of the votes cast.

Company’s Shareholders’ Register

We must keep our shareholders’ register accurate and up-to-date. The board of directors keeps our shareholders’ register and records names and addresses of all holders of registered shares, showing the date on which the registered shares were acquired, the date of the acknowledgement of the transfer by or notification of the transfer to us as well as the amount paid on each share. The register also includes the names and addresses of those with a right to use and enjoyment in common shares belonging to another person (vruchtgebruik) or a pledge in respect of registered shares, as well as any other particulars which must be recorded in our shareholders’ register pursuant to Dutch law.

Corporate Objectives

Our corporate objectives are: (1) to develop products and services in the area of biotechnology, (2) to finance group companies or other parties, (3) to borrow, to lend to raise funds, including the issue of bonds, promissory notes or other financial instruments or evidence of indebtedness as well as to enter into agreements in connection with the aforementioned, (4) to supply advice and to render services to group companies and other parties, (5) to render guarantees, to bind us, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties, (6) to incorporate, to participate in any way whatsoever in, to manage, to supervise and to hold any other interest in other entities, companies, partnerships and businesses, (7) to obtain, alienate, encumber, manage and exploit registered property and items of property in general, (8) to trade in currencies, securities and items of property in general, (9) to develop and trade in patent, trademarks, licenses, know-how and other intellectual property rights, and (10) to perform any and all activity of an industrial, financial or commercial nature and to do anything which in the broadest sense is connected with or may be conducive to the above-mentioned objects.

Limitation on Liability and Indemnification Matters

Under Dutch law, directors may be held liable by us or by third parties for damages in the event of improper or negligent performance of their duties, including as a result of infringement of our articles of association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Directors and certain other officers are insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers. We have also entered into agreements with our directors and our senior management to indemnify them against expenses and liabilities to the fullest extent permitted by law. These agreements provide, subject to certain exceptions, for indemnification for related expenses including, among other expenses, attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by any of these individuals in any action or proceeding. In addition, our articles of association provide for indemnification of our current and former directors (and such other of our current or former officer or employee as designated by our board of directors), including reimbursement for reasonable legal fees and damages or fines based on acts or failures to act in their duties. No indemnification shall be given to an indemnified officer (1) if a competent court or arbitral tribunal has established, without possibility for appeal, that the acts or omissions of such indemnified officer that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings resulted from either an improper performance of his or her duties as an officer of the company or an unlawful or illegal act, (2) to the extent that his or her financial losses, damages and expenses are covered by insurance and the insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so) and (3) in relation to proceedings brought by such indemnified officer against us, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to our articles of association or an agreement between such indemnified officer and us which has been approved by our board of directors. Furthermore, indemnification under our articles of association will generally not be available in instances of willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct unless Dutch law provides otherwise.

Shareholders’ Meetings and Consents

General Meeting

General meetings of shareholders are held in Utrecht, Amsterdam, Rotterdam, The Hague or in the municipality of Haarlemmermeer (Schiphol Airport), all of which are in the Netherlands. The annual general meeting of shareholders must be held within six months of the end of each financial year. Additional extraordinary general meetings of shareholders may also be held, whenever considered appropriate by the board of directors. An additional extraordinary general meeting of shareholders must also be held within three months after our board of directors has considered it to be likely that our shareholders’ equity has decreased to an amount equal to or lower than half of our paid up and called up capital, in order to discuss the measures to be taken if so required. If our board of directors has failed to ensure the annual general meeting of shareholders or the mandatory extraordinary general meeting of shareholders is held, each shareholder or others with meeting rights under Dutch law may be authorized by the competent Dutch court in preliminary relief proceedings to do so.

Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law, who jointly represent at least one-tenth of the issued capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our board of directors has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party/parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting of shareholders.

General meetings of shareholders can be convened by a notice to be published in a Dutch daily newspaper with national circulation, which shall include an agenda stating the items to be voted and/or discussed and any other particulars required under Dutch law. The agenda shall include such items as have been included therein by the board of directors. The agenda shall also include such items requested by one or more shareholders or others with meeting rights under Dutch law, representing at least 3% of the issued share capital. Requests must be made in writing and received by us at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those which have been included in the agenda, unless by a unanimous vote of all shareholders and others with voting rights.

In accordance with the Dutch Corporate Governance Code (the “DCGC”), shareholders are expected to exercise the right of requesting the convening of a general meeting of shareholders or of putting an item on the agenda only after consulting the board of directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in our strategy (e.g., the removal of directors), the board of directors should be given the opportunity to invoke a reasonable response time of up to 180 days after the board of directors is informed of the intentions of the shareholder(s). The board of directors should use this period for further deliberation, constructive consultation (in any event with the shareholder(s) who have made the request) and the exploration of alternatives. At the end of the response period, the board of directors should report its actions to the general meeting of shareholders. The response time may be invoked only once for any given general meeting of shareholders and may not be invoked for an agenda item in respect of which either the response period or a statutory cooling-off period (as discussed below under “Dutch cooling-off period in face of shareholder activism or hostile take-over”) has been invoked previously or for a general meeting of shareholders if a shareholder holds at least 75% of our issued share capital as a consequence of a successful public offer (irrespective of whether the offer was friendly or hostile).

The general meeting is presided over by the chairman of the board of directors. If no chairman has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by the chief executive officer. If no chief executive officer has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another director present at the meeting. If no director is present at the meeting, the general meeting shall be presided over by any other person appointed by the general meeting. In each case, the person who should chair the general meeting pursuant to the rules described above may appoint another person to chair the general meeting instead. Directors may always attend a general meeting of shareholders. In these meetings, they have an advisory vote. The chairman of the meeting may decide at his or her discretion to admit other persons to the meeting.

All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote. For this purpose, those who have voting rights and/or meeting rights under Dutch law on the record date for a general meeting of shareholders (i.e., the 28th day prior to the meeting) and are recorded as such in a register designated by the board of directors shall be considered to have those rights, irrespective of whoever is entitled to the shares at the time of the general meeting of shareholders. The board of directors is free to determine, when convening a general meeting of shareholders, whether to apply a record date.

Quorum and Voting Requirements

Each common share and each preferred share carries the right to cast one vote at the general meeting of shareholders. This right can be exercised in person or by proxy. No vote may be cast at a general meeting of shareholders in respect of a share belonging to us or any of our subsidiaries or in respect of a share for which we or any of our subsidiaries holds the depository receipts. Persons with a right to the use and enjoyment of our shares held by another person and pledgees of shares belonging to us or our subsidiaries are not precluded from exercising their voting rights if the right to use and enjoyment or pledge was created before the relevant share belonged to us or one of our subsidiaries. We and our subsidiaries may not vote shares in respect of which we or any of our subsidiaries hold(s) a right of use and enjoyment or a pledge. Shares which cannot be voted pursuant to these rules will not be taken into account for the purpose of determining the number of votes cast, or the amount of the share capital that is represented, at a general meeting of shareholders.

Subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated in our articles of association, if and for as long as the Company is subject to the rules and requirements of a securities exchange and such securities exchange requires the Company to have a quorum for the general meeting of shareholders, then the general meeting of shareholders can only pass resolutions if at least one third of our issued and outstanding shares are present or represented at such general meeting.

Board of Directors

Election of Directors

Under our articles of association, the directors are appointed by the general meeting of shareholders upon nomination by our board of directors. However, the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the board of directors shall make a new nomination. If the nomination comprises one candidate for a vacancy, a resolution concerning the nomination shall result in the appointment of the candidate, unless the nomination is overruled.

At a general meeting of shareholders, a resolution to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting of shareholders or in the explanatory notes thereto. Upon the appointment of a person as a director, the general meeting of shareholders shall determine whether that person is appointed as executive director or as non-executive director.

Duties and Liabilities of Directors

Under Dutch law, the board of directors as a collective is responsible for our management, strategy, policy and operations. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all directors and our general state of affairs. Each director has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Any resolution of the board of directors regarding a material change in our identity or character requires approval of the general meeting of shareholders.

Dividends and Other Distributions

Amount Available for Distribution

As a Dutch public company with limited liability (naamloze vennootschap), we may only make distributions to the extent that our shareholders’ equity exceeds the sum of the paid-in and called-up share capital plus the reserves as required to be maintained by Dutch law. Under our articles of association, a dividend is first paid out of the profit, if available for distribution, with respect to any preferred shares. After that, the board of directors shall determine which part of the remaining profit shall be added to our reserves. After reservation by the board of directors of any profit, the remaining profit will be at the disposal of the general meeting of shareholders for distribution on our common shares. However, a distribution to the holders of common shares can only be resolved upon by the general meeting upon a proposal of the board of directors.

We may only make a distribution of dividends after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The board of directors is permitted, subject to certain requirements, to declare interim dividends (or other interim distributions) without the approval of the general meeting of shareholders. The general meeting of shareholders, subject to certain requirements and a proposal to that effect made by the board of directors, may decide to make distributions from our distributable reserves. The board of directors, however, may resolve to charge amounts to be paid up on shares against our reserves, irrespective of whether those shares are issued to existing shareholders.

Dividends and other distributions shall be payable on such date and, if it concerns a distribution in cash, in such currency as determined by the board of directors. If it concerns a distribution in the form of assets, the board of directors shall determine the value attributed to such distribution for purposes of recording the distribution in our accounts with due observance of applicable law (including the applicable accounting principles). Claims to dividends and other distributions not paid within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring). For the purpose of calculating the amount or allocation of any distribution, shares held by us in our own capital shall not be taken into account. No distribution shall be made to us in respect of shares held by us in our own capital.

We do not anticipate paying any cash dividends for the foreseeable future.

Squeeze out Procedures

Under Dutch law, a shareholder who, alone or together with one or more group companies, for his/their own account contribute(s) at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Enterprise Chamber of the Amsterdam court of Appeal (the “Enterprise Chamber”). The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise

Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the shareholder acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to such shareholder. Unless the addresses of all of them are known to the acquiring shareholder, such shareholder is required to publish the same in a Dutch daily newspaper with a national circulation.

Protective measures

Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. Our governance arrangements include several provisions that may have the effect of making a takeover of our company more difficult or less attractive. In this respect, our general meeting of shareholders has granted the right to the Protective Foundation to acquire preferred shares pursuant to the call option agreement. The call option is continuous in nature and can be exercised repeatedly on multiple occasions. If the Protective Foundation exercises the call option pursuant to the call option agreement, a number of preferred shares, which number is equal to the lesser of the following numbers: (i) the total number of shares (of whichever class) of our issued capital held by third parties immediately prior to the issuance of such preferred shares less the number of preferred shares already held by the Protective Foundation at that time (if any) and less one; or (ii) the maximum number of preferred shares that may be issued under our authorized capital as included in the articles of association, will be issued to the Protective Foundation. These preferred shares will be issued to the Protective Foundation under the obligation to pay up to 25% of their nominal value upon issuance. In order for the Protective Foundation to finance the issue price in relation to the preferred shares, the Protective Foundation intends to enter into a finance arrangement with a bank. As an alternative to securing financing with a bank, subject to applicable restrictions under Dutch law, the call option agreement provides that the Protective Foundation may request us (1) to provide, or cause our subsidiaries to provide, sufficient funding to the Protective Foundation to enable it to satisfy the payment obligation (or part thereof) in cash and/or (2) to charge an amount equal to the payment obligation (or part thereof) against our profits and/or reserves in satisfaction of such payment obligation. The Protective Foundation’s articles of association provide that it will promote and protect the best interests of us, our associated business and our stakeholders and opposing influences that conflict with these interests and threaten our strategy, continuity, independence and/or identity. These influences may include a third party acquiring a significant percentage of our common shares, the announcement of an unsolicited public offer for our common shares, other concentration of control over our common shares or any other form of undue pressure on us to alter our strategic policies. The Protective Foundation is structured to operate independently of us.

As indicated above, if the Protective Foundation would exercise its call option, the preferred shares to be issued pursuant thereto shall be issued against the obligation to pay up to 25% of their nominal value. The voting rights of our shares are based on nominal value and, as we expect our common shares to trade substantially in excess of nominal value, preferred shares issued at 25% of their nominal value can carry significant voting power for a substantially reduced price compared to the price of our common shares and thus can be used as a defensive measure. These preferred shares will have both a liquidation and dividend preference over our common shares and will accrue cash dividends at a pre-determined rate.

The Protective Foundation would be expected to require us to cancel its preferred shares once the perceived threat to the company and its stakeholders has been removed or sufficiently mitigated or neutralized. However, subject to the same limitations described above, the Protective Foundation would continue to have the right to exercise the call option in the future in response to a new threat to the interests of us, our business and our stakeholders from time to time.

In addition, our articles of association contain certain provisions which might have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us. These provisions include:

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requirements that certain shareholder matters, including the amendment of our articles of association may only be voted on by the general meeting of shareholders at the proposal of our board of directors;

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a provision that our directors may only be removed by the general meeting of shareholders by a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital if such removal is not proposed by our board of directors; and

•

our directors being appointed on the basis of a binding nomination by our board of directors, which can only be overruled by the general meeting of shareholders by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital (in which case the board of directors shall make a new nomination).

Also, we have implemented staggered terms of our directors, as a result of which our directors are not all subject to election in any one year.

Dutch cooling-off period in face of shareholder activism or hostile take-over

As of May 1, 2021 a statutory cooling-off period of up to 250 days was introduced in the Netherlands. When such cooling-off period is invoked, our general meeting of shareholders cannot dismiss, suspend or appoint members of the board of directors (or amend the provisions in our articles of association dealing with those matters) unless those matters would be proposed by the board of directors. This cooling-off period could be invoked by the board of directors in case:

a. shareholders, using either their shareholder proposal right or their right to request a general meeting of shareholders, propose an agenda item for the general meeting of shareholders to dismiss, suspend or appoint a member of the board of directors (or to amend any provision in the articles of association dealing with those matters); or

b. a public offer for the Company is made or announced without the Company’s support, provided, in each case, that the board of directors believes that such proposal or offer materially conflicts with the interests of the Company and its business.

The cooling-off period, if invoked, ends at occurrence of the earliest of the following events:

a. the expiration of 250 days from:

i.	in case of shareholders using their shareholder proposal right, the day after the deadline for making such proposal expired;

ii.	in case of Shareholders using their right to request a general meeting of shareholders, the day when they obtain court authorization to do so; or

iii.	in case of a hostile offer being made, the first following day;

b. the day after the hostile offer having been declared unconditional; or

c. the board of directors voluntarily terminating the cooling-off period.

In addition, shareholders representing at least 3% of the Company’s issued share capital may request the Dutch Enterprise Chamber of the Amsterdam Court of Appeals for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

a. the board of directors, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have come to the conclusion that the relevant shareholder proposal or hostile offer constituted a material conflict with the interests of the Company and its business;

b. the board of directors cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making;

c. if other defensive measures, having the same purpose, nature and scope of the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended at the relevant shareholders’ request within a reasonable period following the request (i.e., no ‘stacking’ of defensive measures).

During the cooling-off period, if invoked, the board of directors must gather all relevant information necessary for a careful decision-making process. In this context, the board of directors must at least consult with shareholders representing at least 3% of the Company’s issued share capital at the time the cooling-off period was invoked and the Company’s works council. Formal statements expressed by these stakeholders during such consultations must be published on the Company’s website to the extent these stakeholders have approved that publication.

Ultimately one week following the last day of the cooling-off period, the board of directors must publish a report in respect of its policy and conduct of affairs during the cooling-off period on the Company’s website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at the Company’s office and must be tabled for discussion at the next general meeting of shareholders.

Listing

Our common shares are listed on The Nasdaq Global Market under the symbol “MRUS.”

Transfer Agent and Registrar

The U.S. transfer agent and registrar for our common shares is Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC).

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Merus,” “we,” “our” or “us” refer to Merus N.V. excluding our subsidiary, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the United States federal income tax and, if appropriate, material Dutch income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

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we are the surviving corporation or the successor person (if other than Merus) is a corporation organized and validly existing under the laws of the Netherlands and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Merus and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Merus;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. These global securities, to the extent issued for our common shares, shall be share certificates (aandeelbewijzen) under Dutch law, in accordance with our articles of association. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates (such individual certificates, to the extent issued for our common shares, being share certificates (aandeelbewijzen) under Dutch law, in accordance with our articles of association) evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor any trustee we may engage nor any agent of ours or of such trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

The validity of our common shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. with its address at Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands. Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of certain of the securities offered hereby on behalf of Merus N.V. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Merus N.V. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    Shares

Common Shares

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies	BofA Securities	Leerink Partners	Guggenheim Securities	Truist Securities	LifeSci Capital

Lead Manager

Van Lanschot Kempen

    , 2025